Exhibit 99.1

Wayfair Announces Third Quarter 2019 Results
Q3 Direct Retail Net Revenue Growth of 36% Year over Year to $2.3 billion
19.1 million Active Customers, up 38% Year over Year

BOSTON, MA — October 31, 2019 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its third quarter ended September 30, 2019.
Third Quarter 2019 Financial Highlights

•	Direct Retail net revenue, consisting of sales generated primarily through Wayfair’s sites, increased $607.2 million to $2.3 billion, up 35.9% year over year

•	Gross profit was $539.9 million or 23.4% of total net revenue

•	GAAP net loss was $272.0 million

•	Adjusted EBITDA was $(144.2) million or (6.3)% of total net revenue

•	GAAP basic and diluted net loss per share was $2.94

•	Non-GAAP diluted net loss per share was $2.23

•	Non-GAAP free cash flow was $(180.9) million

•	At the end of the third quarter, cash, cash equivalents, and short-term and long-term investments totaled $1.3 billion

"We are pleased to report Q3 Direct Retail net revenue growth of $607 million up 36 percent year over year. This period of strong growth took place, despite some short-term tariff related volatility. We could not be more confident in the future growth of the business," noted Niraj Shah, CEO, co-founder and co-chairman, Wayfair. "Our business continues to benefit from meaningful long term investments that directly and dramatically impact the customer experience further propelled by a massive structural shift in shopping behavior from offline to online. To further cement our leadership position and growth trajectory, we have continued to expand our logistics network to meet a high level of customer demand in both North America and Europe and, among other initiatives, are driving deeper penetration in emerging category opportunities across the business. We are excited for the upcoming holiday season, and expect to continue to disrupt the current retail landscape through innovative solutions to traditional customer pain points as we solidify Wayfair's position as the best place to shop across all home-related categories."
Other Third Quarter Highlights

•	The number of active customers in our Direct Retail business reached 19.1 million as of September 30, 2019, an increase of 37.6% year over year

•	LTM net revenue per active customer was $449 as of September 30, 2019, an increase of 1.4% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.85 for the third quarter of 2019, compared to 1.84 for the third quarter of 2018

•	Repeat customers placed 67.3% of total orders in the third quarter of 2019, compared to 66.3% in the third quarter of 2018

•	Repeat customers placed 6.1 million orders in the third quarter of 2019, an increase of 33.6% year over year

•	Orders delivered in the third quarter of 2019 were 9.1 million, an increase of 31.5% year over year

•	Average order value was $252 for the third quarter of 2019, compared to $244 for the third quarter of 2018

•	In the third quarter of 2019, 53.8% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 49.4% in the third quarter of 2018

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its third quarter 2019 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (833) 286-5803 in the U.S. and (647) 689-4448 internationally. The passcode for the conference line is 6381388. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.
About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 14 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes - from product discovery to final delivery.
The Wayfair family of sites includes:

•	Wayfair - Everything home for every budget.

•	Joss & Main - Stylish designs to discover daily.

•	AllModern - The best of modern, priced for real life.

•	Birch Lane - Classic home. Comfortable cost.

•	Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $8.6 billion in net revenue for the twelve months ended September 30, 2019. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 16,000 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding the strength of our product offering, the expansion of our logistics network, our future results of operations and financial position, our business strategy and our plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as income (loss) before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, (benefit from) provision for income taxes, and non-recurring items. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation expense and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. We believe that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to our GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net loss. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net loss because forecasting the timing or amount of items that have not yet occurred and are out of the Company’s control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA
Net loss	$(272,035)	$(151,726)	$(654,362)	$(360,235)
Depreciation and amortization	50,250	32,544	134,172	87,426
Equity-based compensation and related taxes	65,275	36,317	173,963	95,074
Interest expense, net	14,432	7,066	33,922	18,269
Other (income), net	(2,182)	(1,054)	(5,582)	(2,661)
Provision for income taxes	76	448	1,502	953
Adjusted EBITDA	$(144,184)	$(76,405)	$(316,385)	$(161,174)

Net revenue	$2,305,487	$1,705,645	$6,593,567	$4,765,170
Adjusted EBITDA Margin	(6.3)%	(4.5)%	(4.8)%	(3.4)%
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Segment Adjusted EBITDA
U.S.	$(62,878)	$(26,036)	$(91,002)	$(26,774)
International	(81,306)	(50,369)	(225,383)	(134,400)
Adjusted EBITDA	$(144,184)	$(76,405)	$(316,385)	$(161,174)
A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net loss	$(272,035)	$(151,726)	$(654,362)	$(360,235)
Equity-based compensation and related taxes	65,275	36,317	173,963	95,074
Provision for income taxes	76	448	1,502	953
Non-GAAP net loss	$(206,684)	$(114,961)	$(478,897)	$(264,208)
Non-GAAP net loss per share, basic and diluted	$(2.23)	$(1.28)	$(5.22)	$(2.96)
Weighted average common shares outstanding, basic and diluted	92,540	89,792	91,820	89,144
The following table presents a reconciliation of free cash flow to net cash used in operating activities for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net cash (used in) provided by operating activities	$(76,441)	$7,804	$(160,523)	$42,331
Purchase of property and equipment	(68,628)	(49,411)	(183,968)	(110,504)
Site and software development costs	(35,831)	(17,196)	(94,697)	(45,769)
Free cash flow	$(180,900)	$(58,803)	$(439,188)	$(113,942)

Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Consolidated Financial Metrics
Net Revenue	$2,305,487	$1,705,645	$6,593,567	$4,765,170
Adjusted EBITDA	$(144,184)	$(76,405)	$(316,385)	$(161,174)
Free cash flow	$(180,900)	$(58,803)	$(439,188)	$(113,942)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$2,299,680	$1,692,456	$6,562,620	$4,722,267
Active Customers	19,071	13,860	19,071	13,860
LTM Net Revenue per Active Customer	$449	$443	$449	$443
Orders Delivered	9,121	6,938	26,446	19,278
Average Order Value	$252	$244	$248	$245
The following table presents Direct Retail and Other net revenues attributable to the Company’s reportable segments for the periods presented (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
U.S. Direct Retail	$1,960,847	$1,460,056	$5,593,923	$4,043,270
U.S. Other	5,807	13,189	30,947	42,903
U.S. segment net revenue	1,966,654	1,473,245	5,624,870	4,086,173
International Direct Retail	338,833	232,400	968,697	678,997
International segment net revenue	338,833	232,400	968,697	678,997
Total net revenue	$2,305,487	$1,705,645	$6,593,567	$4,765,170

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$1,295,385	$849,461
Short-term investments	6,049	114,278
Accounts receivable, net of allowance of $17,849 and $9,312 at September 30, 2019 and December 31, 2018, respectively	75,677	50,603
Inventories	68,622	46,164
Prepaid expenses and other current assets	224,968	195,430
Total current assets	1,670,701	1,255,936
Property and equipment, net	547,056	606,977
Goodwill and intangible assets, net	19,211	2,585
Operating lease right-of-use assets	756,716	—
Long-term investments	—	6,526
Other noncurrent assets	13,951	18,826
Total assets	$3,007,635	$1,890,850
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$814,439	$650,174
Accrued expenses	267,351	212,997
Unearned revenue	151,367	148,057
Other current liabilities	200,502	127,995
Total current liabilities	1,433,659	1,139,223
Lease financing obligation, net of current portion	—	183,056
Operating lease liabilities	813,861	—
Long-term debt	1,435,927	738,904
Other liabilities	6,617	160,388
Total liabilities	3,690,064	2,221,571

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at September 30, 2019 and December 31, 2018	—	—
Stockholders’ deficit:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 65,502,165 and 62,329,701 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	66	63
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 27,372,273 and 28,417,882 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	27	28
Additional paid-in capital	1,054,135	753,657
Accumulated deficit	(1,735,201)	(1,082,689)
Accumulated other comprehensive (loss)	(1,456)	(1,780)
Total stockholders’ deficit	(682,429)	(330,721)
Total liabilities and stockholders’ deficit	$3,007,635	$1,890,850

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net revenue	$2,305,487	$1,705,645	$6,593,567	$4,765,170
Cost of goods sold (1)	1,765,566	1,312,875	5,023,590	3,663,569
Gross profit	539,921	392,770	1,569,977	1,101,601
Operating expenses:
Customer service and merchant fees (1)	91,255	66,664	256,230	182,340
Advertising	281,846	202,587	784,981	541,815
Selling, operations, technology, general and administrative (1)	426,529	268,785	1,153,286	721,120
Total operating expenses	799,630	538,036	2,194,497	1,445,275
Loss from operations	(259,709)	(145,266)	(624,520)	(343,674)
Interest expense, net	(14,432)	(7,066)	(33,922)	(18,269)
Other income, net	2,182	1,054	5,582	2,661
Loss before income taxes	(271,959)	(151,278)	(652,860)	(359,282)
Provision for income taxes	76	448	1,502	953
Net loss	$(272,035)	$(151,726)	$(654,362)	$(360,235)
Net loss per share, basic and diluted	$(2.94)	$(1.69)	$(7.13)	$(4.04)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	92,540	89,792	91,820	89,144

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$1,450	$727	$3,759	$1,929
Customer service and merchant fees	2,374	1,549	6,619	3,652
Selling, operations, technology, general and administrative	61,451	34,041	163,585	89,493
	$65,275	$36,317	$173,963	$95,074

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(654,362)	$(360,235)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	134,172	87,426
Equity-based compensation	162,014	88,148
Amortization of discount and issuance costs on convertible notes	40,737	13,699
Other non-cash adjustments	(1,659)	177
Changes in operating assets and liabilities:
Accounts receivable	(25,309)	(3,157)
Inventories	(22,716)	(7,757)
Prepaid expenses and other current assets	(29,648)	(37,376)
Accounts payable and accrued expenses	215,786	187,733
Unearned revenue and other liabilities	22,382	80,509
Other assets	(1,920)	(6,836)
Net cash (used in) provided by operating activities	(160,523)	42,331

Cash flows from investing activities
Sale and maturities of short-term investments	115,468	45,955
Purchase of property and equipment	(183,968)	(110,504)
Site and software development costs	(94,697)	(45,769)
Other investing activities	(15,977)	(399)
Net cash used in investing activities	(179,174)	(110,717)

Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	935,146	—
Premiums paid for capped call confirmations	(145,728)	—
Taxes paid related to net share settlement of equity awards	(1,510)	(1,097)
Deferred financing costs	(791)	—
Net proceeds from exercise of stock options	90	104
Net cash provided by (used in) financing activities	787,207	(993)
Effect of exchange rate changes on cash and cash equivalents	(1,586)	(945)
Net increase (decrease) in cash and cash equivalents	445,924	(70,324)

Cash and cash equivalents
Beginning of period	849,461	558,960
End of period	$1,295,385	$488,636